Exhibit 10.3

SECURITY AGREEMENT SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT dated as of March 11, 2014, between CLOUD PEAK ENERGY INC., a Delaware corporation (the “Grantor”), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS:

CLOUD PEAK ENERGY RESOURCES LLC (“U.S. Borrower”), the U.S. Guarantors party thereto and PNC Bank, National Association, as Administrative Agent, are parties to the Guarantee and Security Agreement dated as of February 21, 2014 (as may be amended and/or supplemented, the “Security Agreement”) under which the U.S. Borrower secures certain of their obligations (the “Borrower Secured Obligations”) and the U.S. Guarantors guarantee the Borrower Secured Obligations (each, a “Secured Guarantee”) and secure their respective guarantees thereof.

CLOUD PEAK ENERGY INC. desires to become a party to the Security Agreement as a U.S. Guarantor and Grantor thereunder.

Terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

Now, therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Secured Guarantee.  The Grantor unconditionally guarantees the full and punctual payment of each Borrower Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise).  The Grantor acknowledges that, by signing this Security Agreement Supplement and delivering it to the Administrative Agent, the Grantor becomes a “U.S. Guarantor” and “Grantor” for all purposes of the Security Agreement as if originally named therein as a “Guarantor” and a “Grantor” (including those set forth in Section 2 thereof); provided that provisions that expressly apply only to Original Grantors (as defined in the Security Agreement) shall not apply to the Grantor.

2.                                      Grant of Transaction Liens.  (a) In order to secure the Secured Obligations, the Grantor grants to the Administrative Agent for the benefit of the Secured Parties a continuing security interest in all property of the Grantor of the type described in Section 3(a) of the Security Agreement and subject to the exclusions and limitations set forth in Section 3, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”).

(b)                                 With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c)                                  The foregoing transaction Liens are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the New Collateral or any transaction in connection therewith.

3.                                      Delivery of Collateral.  Concurrently with delivering this Security Agreement Supplement to the Administrative Agent, the Grantor is complying with the provisions of Section 8 of the Security Agreement with respect to Investment Property, in each case if and to the extent included in the New Collateral at such time.

4.                                      Party to Security Agreement.  Upon delivering this Security Agreement Supplement to the Administrative Agent, the Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a U.S. Guarantor and a Grantor thereunder and be bound by all the provisions thereof as fully as if the Grantor were one of the original parties thereto.

5.                                      Representations and Warranties.  (a) The Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate Supplement.

(b)                                 The Grantor has delivered a Perfection Certificate to the Administrative Agent.  The information set forth therein is correct and complete as of the date hereof.  Within 60 days after the date hereof, the Grantor will furnish to the Administrative Agent a file search report from each UCC filing office listed in such Perfection Certificate, showing the filing made at such filing office in the state of the Grantor’s jurisdiction of formation to perfect the Transaction Liens on the New Collateral.

(c)                                  The execution and delivery of this Security Agreement Supplement by the Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby (i) do not require any con-sent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (A) the filing of such UCC financing statements, (B) such Intellectual Property Filings, (C) the due recordation of the Mortgages, if applicable, and (D) notices of the transactions required under any Mining Permit or Environmental Permit regarding a charge in control that will be given to the applicable Governmental Authority on or prior to the date by which such notices are due, (ii) are within its corporate or other powers, (ii) have been duly authorized by all necessary corporate or other action, (iii) do not violate its organizational documents, (iv) do not contravene or constitute a default under, any provision of applicable law or regulation or of agreement, judgment, injunction, order, decree or other instrument binding upon it, except in each case referred to in this clause (iv) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect, or (v) will not result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(d)                                 The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(e)                                  Each of the representations and warranties set forth in Sections 4, 8, and 11 of the Security Agreement is true as applied to the Grantor and the New Collateral; provided that, to the extent that such representation and warranties specifically refer to an earlier date, they shall be true and correct in all respects as of such earlier date (to the extent the Grantor would be a party to the Security Agreement on such earlier date).  For purposes of the foregoing sentence, references in said Sections to a “Grantor” shall be deemed to refer to the Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Effective Date” shall be deemed to refer to the date on which the Grantor signs and delivers this Security Agreement Supplement.

6.                                      Governing Law.  This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

CLOUD PEAK ENERGY INC.

By:		/s/ Michael Barrett
	Name:	Michael Barrett
	Title:	Executive Vice President and Chief
Financial Officer

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:		/s/ Richard C. Munsick
	Name:	Richard C. Munsick
	Title:	Senior Vice President

Schedule 1
to Security Agreement
Supplement

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES
OWNED BY GRANTOR

Issuer	Jurisdiction of Organization	Percentage Owned	Number of Share Units
Cloud Peak Energy Resources LLC	Delaware	100%	N/A

Schedule 2
to Security Agreement
Supplement

INVESTMENT PROPERTY
(other than Equity Interests in Subsidiaries and Affiliates)
OWNED BY GRANTOR

PART 1 — Securities

Issuer	Jurisdiction of Organization	Amount Owned	Type of Security